                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                  MAY 19, 1999
                             ----------------------
                Date of Report (Date of earliest event reported)




                             SMARTSOURCES.COM, INC.
                 (formerly Innovest Capital Sources Corporation,
            Telco Communications, Inc. and Cody Capital Corporation)
               (Exact Name of Registrant as Specified in Charter)



         COLORADO                    33-1933 3-D                84-1073083
----------------------------        ------------            ------------------
(State or Other Jurisdiction        (Commission               (IRS Employer
      of Incorporation)             File Number)            Identification No.)




                          2030 MARINE DRIVE, SUITE 100
                NORTH VANCOUVER, BRITISH COLUMBIA V7P 1V7, CANADA
          (Address of Principal Executive Offices, Including Zip Code)




                                 (604) 986-0889
                              --------------------
                         (Registrant's telephone number,
                              including area code)

                             SMARTSOURCES.COM, INC.

                                    FORM 8-K

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On January 1, 1999, Origin Software Corp., a wholly-owned subsidiary of SmartSources.com, Inc. (the "Company"), entered into an agreement to purchase from Columbia Diversified Software Fund Limited Partnership ("Columbia") the ORIGIN(R) software. ORIGIN(R) software checks a product's qualifications under the North American Free Trade Agreement's ("NAFTA") Rules of Origin. ORIGIN(R) provides the logical and geographic representations and reports necessary to determine whether tariffs apply to a product imported under NAFTA regulations. The purchase includes all source materials and other documentation relating to ORIGIN(R), including copyrights and other intellectual property rights. World-wide marketing rights to ORIGIN(R) are held by SmartSources.com Technologies, Inc. (formerly Nifco Synergy Ltd.), another subsidiary of the Company. SmartSources.com Technologies, Inc.'s right to market and distribute Origin is preserved under the terms of the purchase agreement.

         The purchase of the Origin software closed on May 19, 1999. A share exchange agreement was signed among Columbia, the Company and Origin Software Corp. The purchase price for Origin was $16,670,380.00 (Canadian) payable by the issuance to Columbia of 11,670,380 Class A Preferred Shares of Origin Software Corp. and 5,000,000 Class B Preferred Shares of Origin Software Corp. Origin Software Corp. may redeem the Class A Preferred Shares by issuing a promissory note of Origin Software Corp. in the amount of $11,670,380.00 (Canadian) to Columbia. The purchase agreement provides that the promissory note issued to Columbia for the redemption of the Class A Preferred Shares must be transferred to SmartSources.com Technologies, Inc. in satisfaction of the existing liability of Columbia to SmartSources.com Technologies, Inc. for an identical amount. The end result of the issuance and redemption of the Class A Preferred Shares will be an inter-company debt of $11,670,380.00 (Canadian) owed to SmartSources.com Technologies, Inc. by Origin Software Corp.

         The Class B Preferred Shares may be exchanged by Columbia for Common Stock of the Company at any time after October 1, 1999. The number of shares of Common Stock to be issued to Columbia will be that number of shares having an aggregate value equal to the redemption price of the Class B Preferred Shares converted to U.S. currency. The redemption price of the Class B Preferred Shares is $1.00 (Canadian) per share. The price of each share of the Company to be issued to Columbia will be equal to the average trading price of the Company's shares on the OTC Bulletin Board over the 14-day period immediately preceding the date of delivery by Columbia to the Company of a written notice of Columbia's intention to fix the exchange price. Columbia may fix the exchange price at any time. Upon the issuance of shares in the Company in exchange for the Class B Preferred Shares, 20% of the shares will be delivered to Columbia. The remaining 80% will be subject to hold-back restrictions and will be released to Columbia at the rate of 25% per year over the next three years on the anniversary of the share exchange, with the remaining 5% to be released on the fourth anniversary of the share exchange. Voting and dividend rights on all of the shares are held by Columbia, notwithstanding the hold-back restrictions.

         The purchase agreement further provides that SmartSources.com Technologies, Inc. must pay to Columbia $257,025.03 (Canadian) in shared sales revenue derived from the distribution and marketing of ORIGIN(R) up to the closing date.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         The exhibits filed as a part of this report are listed on the Index to Exhibits on page 4 of this report, which Index is incorporated in this Item 7 by reference.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: May 19, 1999                     SMARTSOURCES.COM


                                            By:    /s/ Nathan Nifco
                                               ------------------------------
                                                Nathan Nifco
                                                Chairman, President and CEO

                                INDEX TO EXHIBITS


         The following exhibits to this report are incorporated herein by reference:

1. Share Exchange Agreement by and among Columbia Diversified Software Fund Limited Partnership and SmartSources.com, Inc. and Origin Software Corporation, dated May 19, 1999

2. Software Acquisition Agreement by and among Columbia Diversified Software Fund Limited Partnership and Origin Software Corp. and Nifco Synergy Ltd., dated January 1, 1999